SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, DC  20549
                            -----------------

                                 FORM 8-K



                              CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES AND EXCHANGE ACT OF 1934




                    Date of report:    January 10, 1996
           (Date of earliest event reported):   December 18, 1995




                        THE SEIBELS BRUCE GROUP, INC.
                        -----------------------------
            Exact Name of Registrant as Specified in its Charter)



     South Carolina                  0-8804                  57-0672136
     --------------                 ------------          ------------------
     (State or Other Jurisdiction    (Commission           (IRS Employer
     of Incorporation)               File Number)         Identification No.)




1501 Lady Street (P.O. Box 1), Columbia, South Carolina     29201(2)
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(Address of Principle Executive Offices)                   (Zip Code)




Registrant's telephone number, including area code:    (803)748-2000
                                                       --------------



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Former Name or Former Address, if Changed Since Last Report



Item 5.    Other Events

On December 18, 1995, The Seibels Bruce Group, Inc. announced the signing of a Letter of Intent with Charles H. Powers and his son, Walker S. Powers of Florence, South Carolina, to invest a total of $5.5 million in the Company. The investment will be made in the form of a purchase of treasury stock at $1.00 per share, which will add directly to the capital and surplus of the Company. By the terms of the letter, the Powers are also granted options to purchase an additional 5.5 million shares over a five (5) year period. One-half of the options will expire on December 31, 1998 at the greater of either book value or $1.50 per share. The other 2.75 million shares will be exercisable until December 31, 2000 at the greater of either book value or $2.00 per share.

John C. West, Chairman of the Board and Ernst N. Csiszar, President stated, "we are delighted to have this investment into the Company. It is an important, further step in the reorganization and revitalization of Seibels. We especially welcome the investment from South Carolinians, Mr. Powers and his son, both of whom have agreed to serve on the Seibels Board."

The Letter of Intent is conditioned upon completion of a number of issues to include regulatory approval. It is hoped the transaction will be completed no later than January 30th.

The Company also announced the election of Kenneth W. Pavia as a member of the Board of Directors to replace Roy L. Faulks who has resigned. Mr. Pavia is a well known businessman who resides in Hilton Head and Newport Beach, California. "We are delighted to have Mr. Pavia join us and we extend our appreciation to Mr. Faulks, who has served on the Board for nearly 40 years, " says John C. West, Chairman.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.                         Description

     20 News Release -- The Seibels Bruce Group, Inc. announces the signing of a Letter of Intent with Charles H. Powers and Walker S. Powers, and a new member of the Board of Directors


                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    THE SEIBELS BRUCE GROUP, INC.

                                   /s/ Priscilla C. Brooks
                                  --------------------------------
                                         Priscilla C. Brooks
                               Vice President and Corporate Secretary




                                                           EXHIBIT 20



NEWS RELEASE...........DECEMBER 18, 1995............COLUMBIA, SOUTH CAROLINA


The Seibels Bruce Group, Inc. announced today the signing of a Letter of Intent with Charles H. Powers and his son, Walker S. Powers of Florence, South Carolina, to invest a total of $5.5 million in the Company. The investment will be made in the form of a purchase of treasury stock at $1.00 per share, which will add directly to the capital and surplus of the Company. By the terms of the letter, the Powers are also granted options to purchase an additional 5.5 million shares over a five (5) year period. One-half of the options will expire on December 31, 1998 at the greater of either book value or $1.50 per share. The other 2.75 million shares will be exercisable until December 31, 2000 at the greater of either book value or $2.00 per share.

John C. West, Chairman of the Board and Ernst N. Csiszar, President stated, "we are delighted to have this investment into the Company. It is an important, further step in the reorganization and revitalization of Seibels. We especially welcome the investment from South Carolinians, Mr. Powers and his son, both of whom have agreed to serve on the Seibels Board."

The Letter of Intent is conditioned upon completion of a number of issues to include regulatory approval. It is hoped the transaction will be completed no later than January 30th.

The Company also announced the election of Kenneth W. Pavia as a member of the Board of Directors to replace Roy L. Faulks who has resigned. Mr. Pavia is a well known businessman who resides in Hilton Head and Newport Beach, California. "We are delighted to have Mr. Pavia join us and we extend our appreciation to Mr. Faulks, who has served on the Board for nearly 40 years, " says John C. West, Chairman.




Contact Person:   Ernst Csiszar
(803) 748-2000
NASDAQ:   SBIG